MASTER MORTGAGE LOAN PURCHASE AGREEMENT



                      SOUTHERN PACIFIC FUNDING CORPORATION
                                Initial Purchaser



                         WESTMARK MORTGAGE CORPORATION
                                     Seller


                           Dated as of March 11, 1997
                                 Mortgage Loans



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                               TABLE OF CONTENTS

                                                                           Page

 SECTION 1.     Definitions ...............................................   1

 SECTION 2.     Agreement to Purchase .....................................   8

 SECTION 3.     Mortgage Loan Schedules ...................................   9

 SECTION 4.     Purchase Price ............................................   9

 SECTION 5.     Examination of Mortgage Files .............................   9

 SECTION 6.     Conveyance from Seller to Initial Purchaser................  10
          Subsection 6.01.      Conveyance of Mortgage Loan ...............  10
          Subsection 6.02       Books and Records .........................  10
          Subsection 6.03.      Delivery of Mortgage Loan Documents .......  11

SECTION 7.      Representations, Warranties and Covenants of the Seller:
                Remedies for Breach .......................................  12
          Subsection 7.01.      Representations and Warranties Respecting
                                the Seller ................................  12
          Subsection 7.02       Representations and Warranties Regarding
                                Individual Mortgage Loans .................  14
          Subsection 7.03.      Remedies for Breach of Representations
                                and Warranties ............................  20

SECTION 8.      Closing ...................................................  21

SECTION 9.      Closing Documents .........................................  22

SECTION 10.     Costs .....................................................  23

SECTION 11.     Seller's Servicing Obligations.............................  23

SECTION 12.     Removal of Mortgage Loans from Inclusion Under this
                Agreement Upon a Whole Loan Transfer or a Pass-Through
                Transfer on One or More Reconstitution Dates ..............  23

SECTION 13.     The Seller ................................................  25
          Subsection 13.01.     Additional Indemnification by the Seller ..  25
          Subsection 13.02      Merger or Consolidation of the Seller .....  25
          Subsection 13.03.     Limitation on Liability of the Seller
                                and Others ................................  26
          Subsection 13.04.     Seller Not to Resign ......................  26


SECTION 14.     Financial Statements ......................................  27


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SECTION 15.     Mandatory Delivery: Grant of Security Interest ............  27

SECTION 16.     Notices ...................................................  27

SECTION 17.     Severability Clause .......................................  28

SECTION 18.     Counterparts ..............................................  28

SECTION 19.     Governing Law .............................................  28

SECTION 20.     Intention of the Parties ..................................  29

SECTION 21.     Successors and Assigns ....................................  29

SECTION 22.     Waivers ...................................................  29

SECTION 23.     Exhibits ..................................................  29

SECTION 24.     General Interpretive Principles ...........................  29

SECTION 25.     Reproduction of Documents .................................  30

SECTION 26.     Further Agreements ........................................  30



                                    EXHIBITS

EXHIBIT 1               SELLER'S OFFICER'S CERTIFICATE
EXHIBIT 2               FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT 3               SECURITY RELEASE CERTIFICATION
EXHIBIT 4               ASSIGNMENT AND CONVEYANCE
EXHIBIT 5               CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 6               FORM OF CONFIRMATION
EXHIBIT 7               INTERIM SERVICING AGREEMENT


SCHEDULE I MORTGAGE LOAN SCHEDULE


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                     MASTER MORTGAGE LOAN PURCHASE AGREEMENT

     This is a MASTER MORTGAGE LOAN PURCHASE AGREEMENT (the "Agreement"), dated as of March 11, 1997, by and between Southern Pacific Funding Corporation, having an office at 1 Centerpointe Drive, Suite 500, Lake Oswego, Oregon 97035 (the "Initial Purchaser", and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the "Purchaser") and Westmark Mortgage Corporation having an office at 355 N.E. 5th Avenue, Suite 4, Delray Beach, Florida 33483 (the "Seller").

                                   WITNESSETH:

     WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional residential first lien and second lien mortgage loans (the "Mortgage Loans") as described herein on a servicing released basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each a "Closing Date");

     WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;

     WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

     WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

     SECTION 1. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

     Adjustable Rate Mortgage Loan: Any Mortgage Loan with a Mortgage Interest Rate that is subject to adjustment in accordance with the terms of the related Mortgage Note.

     Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is

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adjusted in accordance with the terms of the Mortgage Note.

     Agreement: This Mortgage Loan Purchase Agreement including all exhibits, schedules, amendments and supplements hereto.

     Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

     Assignment and Conveyance: An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 4.

     Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

     Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of California or the State of New York are authorized or obligated by law or executive order to be closed.

     Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, (and were used to pay any such existing first mortgage), related closing costs and subordinate mortgages on the related Mortgaged Property.

     Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

     Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 9.

     Code: The Internal Revenue Code of 1986, or any successor statute thereto.

     Combined Loan-to-Value Ratio: As of any date for any Second Mortgage Loan,


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the fraction, expressed as a percentage, the numerator of which is the sum of
(a) the original principal balance of the Mortgage Loan, plus (b) the unpaid principal balance of any first mortgage loan secured by the Mortgaged Property as of such date, and the denominator of which is the lesser of (i) the Appraised Value of the related Mortgaged Property as of the date of the appraisal used by or on behalf of the Seller to underwrite such Mortgage Loan or (ii) the sale price of the related Mortgaged Property if such a sale occurred at origination of the Mortgage Loan.

     Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

     Confirmation: With respect to the Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Seller, in the form annexed hereto as Exhibit 6 (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date.

     Convertible Mortgage Loan: An Adjustable Rate Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

     Cut-off Date: The first day of the month in which the related Closing Date occurs.

     Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: Federal Home Loan Mortgage Corporation or any successor thereto.

     Final Closing Date: The Closing Date with respect to the purchase and sale of the final Mortgage Loan Package purchased hereunder, which shall be a date not later [FINAL DATE].

     First Mortgage Loan: A Mortgage Loan which is secured by a first lien on the Mortgaged Property securing the related Mortgage Note.

     Fixed Rate Mortgage Loan: Any Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

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     FNMA: Federal National Mortgage Association or any successor thereto.

     Gross Margin: With respect to any Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan, as provided in the related Confirmation.

     HUD: The United States Department of Housing and Urban Development or any successor thereto.

     Index: With respect to any Adjustable Rate Mortgage Loan, a rate per annum, identified on the related Mortgage Loan Schedule to which the Gross Margin is added on each Adjustment Date to determine the new Mortgage Interest Rate for such Mortgage Loan.

     Initial Closing Date: The Closing Date on which the Initial Purchaser purchases and the Seller sells the first Mortgage Loan Package hereunder.

     Initial Purchaser: Southern Pacific Funding Corporation or any successor.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

     Loan-to-Value Ratio or LTV: With respect to any First Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

     Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

     Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.


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     Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on the due date under such Mortgage Note, which may be changed in the case of any Adjustable Rate Mortgage Loan on any Adjustment Date as provided in the related Mortgage Note.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien or second lien on Mortgaged Property securing the Mortgage Note.

     Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

     Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Confirmation.

     Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, (i) as of any date of determination until the first Adjustment Date following the related Cut-off Date shall be the rate set forth in the related Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cutoff Date and (ii) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum of the applicable Index plus the related Gross Margin; provided that the Mortgage Interest Rate on such Mortgage Loan on any Adjustment Date shall never be (a) more than the lesser of (1) the sum of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (2) the related Maximum Mortgage Interest Rate or, (b) less than the greater of (1) the remainder of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date minus the related Periodic Rate Cap, if any, and (2) the related Minimum Mortgage Interest Rate.

     Mortgage Loan: Each mortgage loan sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Confirmation and identified on the Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, principal prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgagee Loan Documents: As defined in Section 6.03 of this Agreement.

     Mortgage Loan Package: The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Purchaser at least five (5) Business Days prior to the related Closing Date and attached to this Agreement as Schedule I on the related Closing Date.

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     Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and floppy disk, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan
Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the original months to maturity; (7) the original date of the Mortgage; (8) with respect to each First Mortgage Loan, the Loan-to-Value Ratio at origination and with respect to each Second Mortgage Loan, the Combined Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate at origination; (10) the date on which the first Monthly Payment was due on the Mortgage Loan; (11) the stated maturity date; (12) the amount of the Monthly Payment at origination; (13) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (14) the original principal amount of the Mortgage Loan; (15) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (16) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (17) the first Adjustment Date; (18) a code indicating the documentation style (i.e., full, alternative or reduced); (19) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy;
(20) the sale price of the Mortgaged Property, if applicable; (21) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date; (22) whether such Mortgage Loan is a first lien or second lien and (23) with respect to each Adjustable Rate Mortgage Loan: (A) the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (B) the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (C) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (D) the Periodic Rate Cap; (E) the Gross Margin; (F) a code indicating if the Mortgage Loan is a Convertible Mortgage Loan; (G) the first Adjustment Date immediately following the Cut-off Date; (H) the Index; and (I) the amount of the Monthly Payment at origination; With respect to the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off
Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

     Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

     Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.


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     Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged
Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor's in title to the Mortgaged Property.

     Non-Convertible Mortgage Loan: A Mortgage Loan that does not, by its terms, permit the Mortgagor to convert the adjustable Mortgage Interest Rate thereunder to a fixed Mortgage Interest Rate.

     Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice president and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

     Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

     Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

     Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest
Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date, as provided in the related Confirmation.

     Person: An individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

     Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Confirmation in exchange for the Mortgage Loans purchased on such Closing Date as calculated as provided in Section 4.

     Qualified Insurer: General Electric Mortgage Insurance Company or PMI Mortgage Insurance Company.

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     Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

     Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect, to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 12.

     Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 hereof.

     Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REO Disposition: The final sale by the Seller of any REO Property.

     REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

     Repurchase Price: With respect to any Mortgage Loan, a price equal to
(i)(A) prior to the Reconstitution Date with respect to the Mortgage Loan, the product of the Stated Principal Balance of such Mortgage Loan times the Purchase Price percentage as stated in the related Confirmation, and (B) thereafter, the Stated Principal Balance of such Mortgage Loan, plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last date through which interest has been paid by or on behalf of the Mortgagor to the date of repurchase.

     Residential Dwelling: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, and unless included in the Confirmation, none of which is a co-operative, mobile or manufactured home.

               Second Mortgage Loan: A Mortgage Loan which is secured by a second lien on the Mortgaged Property securing the related Mortgage Note.


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     Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser and copies of the Mortgage Loan Documents.

     Stated Principal Balance: As to each Mortgage Loan as of any date of determination the unpaid principal balance of the Mortgage Loan after giving effect to payments of principal collected on or before such date.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

     SECTION 2. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, from time-to-time on or before the Final Closing Date, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Confirmation, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

     SECTION 3. Mortgage Loan Schedules. The Seller shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser at least five (5) Business Days prior to the related Closing Date.

     SECTION 4. Purchase Price. The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Confirmation (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Confirmation, portions of the Mortgage Loans shall be priced separately.

     The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Seller shall remit any such prepaid amounts to the Purchaser on Closing Date. All payments of principal and interest due on a Due Date following the related Cut-off Date shall belong to the Purchaser.


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     In addition, until one year after the Closing Date, the Seller shall remit to the Purchaser by certified check within fifteen (15) Business Days following notification by the Purchaser, the premium paid by the Initial Purchaser to the Seller for each Mortgage Loan which does not have a prepayment penalty and which prepays in full, the following: If prepayment in full is within one (1) month of the Purchase Date, 12/12ths of the premium shall be refunded; if prepayment in full is within two (2) months of the Purchase Date, 11/12ths of the premium shall be refunded; if prepayment in full is within three (3) months of the Purchase Date, 10/12ths of the premium shall be refunded; if prepayment in full is within four (4) months of the Purchase Date, 9/12ths of the premium shall be refunded; If prepayment in full is within five (5) months of the Purchase Date 8/12ths of the premium shall be refunded; if prepayment in full is within six
(6) months of the Purchase Date, 7/12ths of the premium shall be refunded; if prepayment in full is within seven (7) months of the Purchase Date 6/12ths of the premium shall be refunded; if prepayment in full is within eight (8) months of the Purchase Date; 5/12ths of the premium shall be refunded; if prepayment in full is within nine (9) months of the Purchase Date, 4/12ths of the premium shall be refunded; if prepayment in full is within ten (10) months of the Purchase Date, 3/12ths of the premium shall be refunded; if prepayment in full is within eleven (11) months of the Purchase Date, 2/12ths of the premium shall be refunded; if prepayment in full is within twelve (12) months of the Purchase Date, 1/12ths of the premium shall be refunded. In the event any Loan is prepaid in full later than (12) months from the Purchase Date of such Loan, no refund shall be due.


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     In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at its Mortgage Interest Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive, pro rated on the basis of a 30-day month.

     SECTION 5. Examination of Mortgage Files. In addition to the rights granted to the Initial Purchaser under the related Confirmation to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Initial Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Initial Purchaser and the Seller. Such examination may be made by the Initial Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Initial Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Confirmation, such Mortgage Loans may, at the Initial Purchaser's option, be rejected for purchase by the Initial Purchaser. If not purchased by the Initial Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. The fact that the Initial Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Initial Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in this Agreement.


     SECTION 6. Conveyance from Seller to Initial Purchaser.

     Subsection 6.01. Conveyance of Mortgage Loans.

     The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Initial Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as
Exhibit 4. In the event that the servicing of the Mortgage Loans is not transferred to the Purchaser on the related Closing Date, the Servicing File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

     Subsection 6.02. Books and Records.

     Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

     It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller's business records, tax returns and financial statements.

     Subsection 6.03. Delivery of Mortgage Loan Documents.

     Prior to the Initial Closing Date, and from time to time in connection with each Closing Date, at least five (5) Business Days prior to such Closing Date, deliver and release to the Purchaser each of the following items with respect to each Mortgage Loan (the "Mortgage Loan Documents"):

  1. The original Mortgage Note, endorsed by the Seller without recourse in the following form: "Pay to the order of Southern Pacific Funding Corporation, without recourse" and signed, by facsimile or manual signature, in the name of the Seller by an officer, together with all intervening endorsements showing a complete chain of endorsement from the originator to the Seller;

  2. the original recorded Mortgage or, if the original Mortgage has not been returned from the applicable public recording office, a copy of the Mortgage certified by an appropriate officer of the Seller to be a true and complete copy of the original Mortgage submitted for recording;

  3. a duly executed original Assignment of the Mortgage, in blank, from the Seller, which assignment shall be in form and substance acceptable for recording or, if as a result of the related Mortgage not having been returned from the applicable recording office, a copy of the Assignment of the Mortgage excluding information to be provided by the recording office;

  4. the original recorded intervening Assignment or Assignments of the Mortgage, if any, showing a complete chain of assignment from the originator to the Seller or, if any such intervening Assignment has not been returned from the applicable public recording office, a copy of such intervening Assignment certified by the Seller to be a true and complete copy of the original intervening Assignment submitted or to be submitted for recording;

  5. the original or duplicate original title insurance policy (or a commitment (binder) to issue same) relating to the Mortgage Loan; and

  6. the original or copies of each assumption, modification, written assurance or substitution agreement, if any.


 In the event that the original Mortgage cannot be delivered pursuant to (b) above, the original title insurance policy cannot be delivered pursuant to (e) above, the duly executed Assignment of the Mortgage cannot be delivered pursuant to (c) above or the original recorded intervening Assignment or Assignments of the Mortgage, if any, showing a complete chain of assignment from the originator to the Seller cannot be delivered pursuant to (d) above, the Seller shall use best reasonable efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser promptly upon receipt thereof. In the event that the Seller cannot deliver the original Mortgage, the Seller shall deliver a copy of such Mortgage certified as true and complete by the appropriate recording office in those instances where a copy thereof certified by the Seller was delivered pursuant to clause
 (b) above. In the event that the original Mortgage or a certified copy thereof or the original policy of tide insurance is not so delivered to the Purchaser within 365 days following the Closing Date, the related Mortgage Loan shall, upon the written request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Section 7.03 of this Agreement.

     The Purchaser shall certify its receipt of all such Mortgage Loan Documents required to be delivered for the related Closing Date.

     SECTION 7. Representations, Warranties and Covenants of the Seller:
Remedies for Breach.

     Subsection 7.01. Representations and Warranties Respecting the Seller.

     The Seller represents, warrants and covenants to the Purchaser as of the initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

     (i) The Seller is duly organized, validly existing and in good standing under the laws of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

      (ii) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

     (iii) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

      (iv) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

      (v) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

      (vi) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement, have been delivered to the Purchaser all in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit 5;

      (vii) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof for the purpose of servicing and supervising the servicing of each Mortgage Loan;

      (viii) There are no actions or proceedings against, or investigations of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

      (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

      (x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions: and

      (xi) Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     Subsection 7.02. Representations and Warranties Regarding Individual
                      Mortgage Loans.

     The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

     (i) The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

     (ii) The Mortgage Loan is in compliance with all requirements set forth in the related Confirmation, and the characteristics of the related Mortgage Loan Package as set forth in the related Confirmation are true and correct;

     (iii) All payments required to be made up to the close of business on the Cut-off

Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the last twelve months; unless, in each case, such Mortgage Loan has been approved in writing by the Purchaser;

     (iv) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

     (v) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the related policy, if required by the Certification, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the related Mortgage Loan Schedule;

     (vi) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (vii) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies issued by insurance companies that currently reflect a General Policy Rating of A:Vl in Best's Key Rating Guide and that are licensed to do business in the state wherein the property subject to the policy is located. Such policies provide coverage in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage, to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

     (viii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with;

     (ix) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

      (x) The Mortgage is a valid, existing and enforceable first lien or second lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien or second lien and first or second priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

     (xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

     (xii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

     (xiii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

     (xiv) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

     (xv) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

     (xvi) The Mortgage Loan is covered by an ALTA lender's title insurance policy acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (x)(a) and (b) above) the Seller, its successors and assigns as to the first priority lien or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

     (xvii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

      (xviii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

     (xix) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

     (xx) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note provides for Monthly Payments which are changed on each Adjustment Date to an amount which will fully amortize the Stated Principal Balance of the Mortgage Loan over its remaining term at the Mortgage Interest Rate. The Mortgage Note does not permit negative amortization;

     (xxi) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note;

     (xxii) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

     (xxiii) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

     (xxiv) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (ix) above;

     (xxv) The Mortgage File contains an appraisal of the related Mortgaged Property made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

     (xxvi) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (xxvii) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

     (xxviii) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

     (xxix) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

     (xxx) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

      (xxxi) Each First Mortgage Loan with an LTV at origination in excess of 90% is and will be subject to a Primary Mortgage Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan in excess of 75% of the Appraised Value of the Mortgaged Property. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium;

     (xxxii) The Combined Loan-to-Value Ratio of any Second Mortgage Loan, at origination was not more than -N/A__%;

     (xxxiii) Unless identified in the Confirmation, the Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

     (xxxiv) (a) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan and (b) no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

     (xxxv) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

     (xxxvi) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

     (xxxvii) No Mortgage Loan has a balloon payment feature, unless approved in writing by the Purchaser; and

            (xxxviii) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the applicable Qualified Insurer's eligibility requirements.



     Subsection 7.03. Remedies for Breach of Representations and Warranties.

     It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

     Within 60 days of notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within 60 days of notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser.

     At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser relating to the repurchased Mortgage Loan. Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

     In addition to such cure and repurchase obligation, the Seller shall indemnify the

 Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in this Section 7. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 7.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

     Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

     Subsection 7.04 Repurchase of Certain Mortgage Loans.

     In the event that (i) the first due date for a Mortgage Loan under the terms of the related Mortgage Note is subsequent to the Cut-off Date and the initial Monthly Payment is not made within 30 days of such due date, (ii) a Monthly Payment due prior to the related Cut-off Date is not made within 30 days of the related due date or (iii) the principal balance due on a Mortgage Loan is paid in full within 30 days of the related Closing Date, then, in each such case, the Seller shall repurchase the affected Mortgage Loans at the Repurchase Price, which shall be paid as provided for in Subsection 7.03.

               SECTION 8. Closing. The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

     The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

     (a) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

     (b) the Initial Purchaser shall have received, or the Initial Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof, and

     (c) all other terms and conditions of this Agreement shall have been complied with.

     Subject to the foregoing conditions, the Initial purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

     SECTION 9. Closing Documents.

     (a) On or before the Initial Closing Date, the Seller shall submit to the Initial Purchaser fully executed originals of the following documents:

     1.  this Agreement, in two counterparts;

     2. an Officer's Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

     3.  an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto;
         and

     4.  the Seller's underwriting guidelines.

     (b) The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

     1.  the related Confirmation;

     2.  the related Mortgage Loan Schedule, one copy to be attached hereto;

     3. an Officer's Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

     4. if requested by the Initial Purchaser, an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto;

     5. a Security Release Certification, in the form of Exhibit 3 hereto executed by any Person, as requested by the Initial Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

     6. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

     7.  an Assignment and Conveyance in the form of Exhibit 4 hereto.

     SECTION 10. Costs. The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection fee with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage and the Seller's attorney's fees, shall be paid by the Seller.

     SECTION 11. Seller's Servicing Obligations. The Seller hereby agrees to transfer the servicing of each Mortgage Loan to the Initial Purchaser or its designee on the Closing Date or such later date designated by the Initial Purchaser. In the event that the servicing of any Mortgage Loan is transferred to the Initial Purchaser or its designee following the Closing Date, the Seller, as independent contract servicer, shall service and administer the Mortgage Loans prior to the transfer date on an actual/actual basis in accordance with the Interim Servicing Agreement attached hereto as Exhibit 7.

     On the Closing Date or such other date designated by the Initial Purchaser, the Seller shall transfer the servicing of the Mortgage Loans to the Initial Purchaser or its designee in accordance with customary procedures and the servicing transfer instructions provided by the Initial Purchaser or its designee. The Seller shall prepare, execute and deliver, any and all documents and other instruments, place in the Initial Purchaser's or its designee's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to any account maintained by the Seller or thereafter received with respect to the Mortgage Loans.

     The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller as servicer.

     SECTION 12. Removal of Mortgage Loans from Inclusion Under this Agreement
                 Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

     The Seller acknowledges and the Initial Purchaser agrees that with respect to some or all of the Mortgage Loans, the Initial Purchaser shall effect either:

     (1) one or more Whole Loan Transfers; and/or

     (2) one or more Pass-Through Transfers,

     With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Initial Purchaser, the Seller agrees:

     (1) to cooperate fully with the Initial Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures, including participating in meetings with rating agencies, bond insurers and such other parties as the Initial Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;

     (2) to execute all Reconstitution Agreements, provided that both the Seller and the Initial Purchaser are given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

     (3) to make the representations and warranties regarding the Seller and, if such Whole Loan Transfer or Pass-Through Transfer occurs within [twelve
         (12)] months of the Closing Date or such later period as specified in the Confirmation Letter, the Mortgage Loans, as of the date of the Whole Loan Transfer or Pass-Through Transfer, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Pass-Through Transfer and any events or circumstances existing subsequent to the related Closing Date;

     (4) to deliver to the Initial Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Initial Purchaser, and to deliver to the Initial Purchaser any similar non public, unaudited financial information (which the Initial Purchaser may, at its option and at its cost, have audited by certified public accountants) and such other information as is reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Initial Purchaser and its affiliates for material misstatements contained in such information;

     (5) to deliver to the Initial Purchaser and to any Person designated by the Initial Purchaser, at the Initial Purchaser's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to paragraph 4 above as shall be reasonably requested by the Initial Purchaser;

     (6) to deliver to the Initial Purchaser, and to any Person designated by the Initial Purchaser, such legal documents and in-house opinions of counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Initial Purchaser to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such in-house opinions of counsel for a Pass-Through Transfer to be in a form reasonably acceptable to the Initial Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Initial Purchaser; and

     (7) to cooperate fully with the Initial Purchaser and any prospective purchaser with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents.

     SECTION 13. The Seller.

     Subsection 13.01. Additional Indemnification by the Seller.

     In addition to the indemnification provided in Subsection 7.03, the Seller shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its obligations under this Agreement including but not limited to its obligation to maintain, service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12.

     Subsection 13.02. Merger or Consolidation of the Seller.

     The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

     Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans.

     Subsection 13.03. Limitation on Liability of the Seller and Others.

     Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Seller's indemnification under Subsections
7.03 or 13.01.

     Subsection 13.04. Seller Not to Resign.

     The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller in which event the Seller may resign as servicer. Any such determination permitting the resignation of the Seller as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser.

     Subsection 13.05. Seller Not to Solicit. From and after the effective date of this Agreement, the Seller shall not directly or indirectly solicit, and the Seller shall exercise reasonable efforts to prevent any of its affiliates from directly or indirectly soliciting, by means of direct mail, or telephonic or personal solicitation, the Mortgagors of any of the Mortgage Loans for purposes of prepayment or refinance or modification of such Mortgage Loans; it being understood and agreed that all rights and benefits relating to the direct solicitation of such Mortgagors and attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgage Loans (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date, and the benefits of such transfer shall inure to the Purchaser from and after the effective date of this Agreement, and the Seller and its affiliates shall take no action after the date hereof to adversely affect such rights and benefits. It is understood and agreed that (1) promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including without limitation mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, and (ii) unsolicited requests made by customers to retail branches or offices of the Seller or its affiliates shall not constitute solicitation under this Subsection 13.05.

      SECTION 14. Financial Statements. The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Seller's financial statements for the most recently completed three fiscal years respecting which such statements are available. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

               The Seller also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.

     SECTION 15. Mandatory Delivery: Grant of Security Interest. The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Initial Purchaser for the losses and damages incurred by the Initial Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver each of the related Mortgage Loans or one, or more Mortgage Loans otherwise acceptable to the Initial Purchaser on or before the related Closing Date. The Seller hereby grants to the Initial Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Initial Purchaser subject to the Initial Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Confirmation, and (ii) obligation to pay the related Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

     SECTION 16. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

           (i)  if to the Seller:

                Westmark Mortgage Corporation
                355 N.E. 5th Avenue, Suite 4
                Delray Beach, FL 33483
                Attn.: Mark Schaftlein

           (ii) if to the Purchaser:

                Southern Pacific Funding Corporation
                1 Centerpointe Drive, Suite 500
                Lake Oswego, Oregon 97035
                Attention: Bulk Acquisitions



or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     SECTION 17. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

     SECTION 18. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     SECTION 19. Governing Law. The Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California, except to the extent preempted by Federal law.

     SECTION 20. Intention of the Parties. It is the intention of the parties that the Initial Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review.

     SECTION 21. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment and written notice thereof to the Seller, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

     SECTION 22. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     SECTION 23. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     SECTION 24. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

     (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

     SECTION 25. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 26. Further Agreements. The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Without limiting the generality of the foregoing, the Seller shall cooperate with the Purchaser in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Initial Purchaser pursuant to Section 12 hereof. In such connection, the Seller shall (a) execute any agreement in accordance with the provisions of Section 12, and (b) provide to the Initial Purchaser or any prospective purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Initial Purchaser shall reasonably request; and
(ii) such representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Initial Purchaser in connection with such transactions. The requirement of the Seller pursuant to (ii) above shall terminate on the final Reconstitution Date. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Initial Purchaser in writing of the estimated amount of such expense. The Initial Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                          SOUTHERN PACIFIC FUNDING CORPORATION
                                                  (Initial Purchaser)



                                          By: /s/ Donna Mae Jones
                                              ----------------------------------
                                          Name:  Donna Mae Jones
                                          Title: Senior Vice President




                                          WESTMARK MORTGAGE CORPORATION
                                                    (Seller)



                                          By: /s/ Mark Schaftlein
                                              ----------------------------------
                                          Name:  Mark Schaftlein
                                          Title: President

                                   EXHIBIT I

                         SELLER'S OFFICER'S CERTIFICATE



     1, Mark Schaftlein, hereby certify that I am the duly elected President of WESTMARK MORTGAGE CORPORATION, a California corporation (the "Seller"), and further certify, on behalf of the Seller as follows:

         1. Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of the Seller as are in full force and effect on the date hereof. No event has occurred since November 6, 1996 which has affected the good standing of the Seller under the laws of the State of California.

         2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

         3. Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Master Mortgage Loan Purchase Agreement (the "Purchase Agreement"), dated as of March 11, 1997, by and between the Seller and Southern Pacific Funding Corporation (the "Purchaser"); (b) the Confirmation, dated _____________, 199_, between the Seller and the Purchaser (the "Confirmation"); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Confirmation was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

         4. Attached hereto as Attachment 11 is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ______________, 199_. (the "Resolutions") with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

         5. Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ______________, 199_.

         6. All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

         7. The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Confirmation.

     All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:
      ----------------------


[Seal]

                                          WESTMARK MORTGAGE CORPORATION



                                          By: /s/ Mark Schaftlein
                                              ----------------------------------
                                          Name:  Mark Schaftlein
                                          Title: President


     I, Barbara Nola, Secretary of Westmark Mortgage Corp. hereby certify that Mark Schaftlein is the duly elected, qualified and acting President of the Seller and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:_______________________


[Seal]

                                          [NAME IN CAPS]



                                          By: /s/ Barbara Nola
                                              ----------------------------------
                                          Name:  Barbara Nola
                                          Title: [Assistant] Secretary

                                    EXHIBIT 2
                                    ---------

                   [FORM OF OPINION OF COUNSEL TO THE SELLER]


                        ________________________________
                                     (Date)


Southern Pacific Funding Corporation
1 Centerpointe Drive, Suite 500
Lake Oswego, Oregon 97035


   Re:    Master Mortgage Loan Purchase Agreement, dated as of March 11,
          1997.



 Gentlemen:

     I have acted as counsel to WESTMARK MORTGAGE CORPORATION, a California corporation (the "Seller"), in connection with the sale of certain mortgage loans by the Seller to Southern Pacific Funding Corporation (the "Purchaser") pursuant to (i) a Master Mortgage Loan Purchase Agreement, dated as of March 11, 1997, between the Seller and the Purchaser (the "Purchase Agreement") [and the Confirmation, dated ___________, 1995, between the Seller and the Purchaser (the "Confirmation")]. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

     In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

     A.  The Purchase Agreement;
     B.  [The Confirmation;]
     C. The Seller's Certificate of Incorporation and Bylaws, as amended to date; and
     D. Resolutions adopted by the Board of Directors of the Seller with specific reference to actions relating to the transactions covered by this opinion (the "Board Resolutions")

     For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Seller, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

     On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

     1. The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of California with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Seller has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement [and the Confirmation] (sometimes collectively, the "Agreements").

     2. The Purchase Agreement [and the Confirmation] have been duly and validly authorized, executed and delivered by the Seller.

     3. The Purchase Agreement [and the Confirmation] constitute valid, legal and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

     4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Seller of the Purchase Agreement [and the Confirmation], or the consummation of the transactions contemplated by the Purchase Agreement [and the Confirmation], except for those consents, approvals, authorizations or orders which previously have been obtained.

     5. Neither the servicing of the Mortgage Loans by the Seller as provided in the Purchase Agreement [and the Confirmation,] nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Purchase Agreement [and the Confirmation] will result in a breach of any term or provision of the certificate of incorporation or bylaws of the Seller, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Seller is a party or by which it is bound, (ii) any State of ____________________________ or federal statute or regulation applicable to the Seller, or (iii) any order of any State of ___________________________ or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, except in any such case where the default, breach or violation would not have a material adverse effect on the Seller or its ability to perform its obligations under the Purchase Agreement.

     6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement.

     7. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Seller thereto as noteholder and mortgagee.

     18. The Assignments of Mortgage are in recordable form and upon completion will be acceptable for recording under the laws of the State of ______________________ . When endorsed, as provided in the Purchase Agreement, the Mortgage Notes will be duly endorsed under _______________________ law.

     The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

     A. I have assumed that all parties to the Agreements other than the Seller have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

     B. My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors' rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of (a) provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy or (b) Section 15 of the Purchase Agreement.

     C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Seller, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

     I am admitted to practice in the State of __________________________, and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of and the Federal laws of ___________________________ the United States of America.



Very truly yours,

                                    EXHIBIT 3
                                    ---------

                         SECURITY RELEASE CERTIFICATION

     I. Release of Security Interest

     Westmark Mortgage Corporation, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Southern Pacific Funding Corporation from the Seller named below pursuant to that certain Master Mortgage Loan Purchase Agreement, dated as of March,____________, as of the date and time of receipt by _____________________________ of $ ________________________________
for such Mortgage Loans (the "Date and Time of Sale"), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.



Name and Address of Financial Institution


--------------------------------
             (Name)


--------------------------------
           (Address)



By:
   -----------------------------

                          II. Certification of Release
                          ----------------------------

     The Seller named below hereby certifies to Southern Pacific
 Funding Corporation that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Southern Pacific Funding Corporation, the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.



                                          WESTMARK MORTGAGE CORPORATION
                                                    (Seller)



                                          By: /s/ Mark Schaftlein
                                              ----------------------------------
                                          Name:  Mark Schaftlein
                                          Title: President

                                   EXHIBIT 4
                                   ---------

                           ASSIGNMENT AND CONVEYANCE

     On this day of March, 11, 1997, WESTMARK MORTGAGE CORPORATION ("Seller") as the Seller under that certain Master Mortgage Loan Purchase Agreement, dated as of March 11, 1997 (the "Agreement") does hereby sell, transfer, assign, set over and convey to Southern Pacific Funding Corporation as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 6.03 of the Agreement, the Seller has delivered to the Purchaser the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Servicing File required to be retained by the Seller to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller's possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

     The Seller confirms to the Purchaser that the representation and warranties set forth in Sections 7.01 and 7.02 of the Agreement are true and correct as of the date hereof, and that all statements made in the Seller's Officer's Certificates and all Attachments thereto remain complete, true and correct in all respects as of the date hereof.

     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.




                                          WESTMARK MORTGAGE CORPORATION



                                          By: /s/ Mark Schaftlein
                                              ----------------------------------
                                          Name:  Mark Schaftlein
                                          Title: President

                                    EXHIBIT 5
                                    ---------

                         CONTENTS OF EACH MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Seller or delivered to the Purchaser:

     1.  Mortgage Loan Documents.

     2.  Residential loan application.

     3.  Mortgage Loan closing statement.

     4.  Verification of employment and income.

     5. Verification of acceptable evidence of source and amount of downpayment.

     6.  Credit report on Mortgagor.

     7.  Residential appraisal report.

     8.  Photograph of the Mortgaged Property.

     9.  Survey of the Mortgaged Property.

     10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the tide policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

     11. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

     12. If available, termite report, structural engineer's report, water potability and septic certification.

     13. Sales Contract.

     14. Hazard insurance policy,

     15. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

     16. Amortization schedule, if available.

     17. Payment history for Mortgage Loans that have been closed for more than 90 days.

                                   EXHIBIT 6
                                   ---------

                              FORM OF CONFIRMATION

                                    EXHIBIT 7
                                    ---------

                          INTERIM SERVICING AGREEMENT

                                   SCHEDULE I
                                   ----------

                             MORTGAGE LOAN SCHEDULE